Exhibit 15.1

Acknowledgement of Independent Registered Public Accounting Firm

We are aware of the incorporation by reference in the Registration Statement No. 333-222063 on Form S-3 of The Charles Schwab Corporation of our report dated January 31, 2020, relating to the unaudited condensed consolidated interim financial statements of TD Ameritrade Holding Corporation for the quarter ended December 31, 2019 appearing in this Current Report on Form 8-K of The Charles Schwab Corporation.

/s/ Ernst & Young LLP

New York, New York

March 20, 2020